Exhibit 32.1

Certification of the Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Soleil Capital L.P. (the “Partnership”) on Form 10-Q for the quarter ended September  30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Adam J . Laufer, Chief Executive Officer of Soleil Capital Management L.L.C., the general partner of the Partnership, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: November 15, 2010

/s/ Adam J . Laufer
Adam J . Laufer
Chief Executive Officer of Soleil Capital Management L.L.C.

*	The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.